Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports First Quarter 2021 Operating Results

Indianapolis, Indiana, April 29, 2021 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the first quarter ended March 31, 2021.

“KRG had another strong quarter of leasing as we continue to upgrade tenancy and mark rents to market,” said John A. Kite, Chairman and CEO. “I’m encouraged by our current operations and recent capital allocation decisions, including a successful exchangeable debt issuance and the completion of an accretive capital recycling effort through the disposition of an undervalued portion of the portfolio. As the country trends toward a sense of normalcy, KRG is well-positioned to capitalize on new opportunities, continue strong operational performance and create value for all our stakeholders.”

First Quarter Financial Results
•Realized net income attributable to common shareholders of $24.6 million, or $0.29 per common share, compared to net loss of $0.1 million, or $0.00 per common share, for the three months ending March 31, 2021 and 2020, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $30.0 million, or $0.34 per diluted common share.
•Generated Funds From Operations, as adjusted, of the Operating Partnership (FFO) of $29.8 million, or $0.34 per diluted common share.
◦Excludes $0.2 million of 2020 Collection Impact (as defined below).
•Same-Property Net Operating Income (NOI) decreased by 2.9%.
•Approximately 97% of first quarter base rent and recoveries have been collected.
•As detailed on page 17 of our supplemental, KRG’s bad debt reserve this quarter was approximately $1.4 million, primarily comprised of:
◦$1.6 million for rental income due during the first quarter, which represents approximately 3% of all first quarter billings, less
◦$0.2 million of prior period bad debt recovery.

First Quarter Portfolio Operations
•Executed 76 new and renewal leases representing over 426,900 square feet.
◦GAAP leasing spreads of 34.9% (25.3% cash basis) on 16 comparable new leases, 6.9% (2.0% cash basis) on 46 comparable renewals, and 12.2% (6.4% cash basis) on a blended basis.
◦Excluding one strategic anchor renewal, blended spreads would have been 16.7% and 10.5% on a GAAP and cash basis, respectively.
•Signed two significant new anchor leases – ALDI at Eastgate Crossing (Chapel Hill, NC), creating a dual-grocery anchored center, and Total Wine & More at Cool Creek Commons (Indianapolis, IN).
•Annualized base rent (ABR) for the operating retail portfolio was $18.53, a 2.8% increase year-over-year and an all-time company high.
•Retail leased percentage was 90.5%.

First Quarter Transaction Activity
•Sold 16 outparcel ground leases for gross proceeds of $40.3 million.
◦Under contract to sell one additional ground lease for $1.5 million, which will complete the transaction with Agree Realty Corporation (NYSE: ADC).

Balance Sheet Overview
•Issued $175 million of exchangeable senior unsecured notes with a 0.75% coupon due 2027.
◦In conjunction with the exchangeable notes, the Company entered into capped call transactions, thereby increasing the strike price of the convertible issuance to initially approximately $30.26 (subject to potential adjustments under the terms of such agreements).
•As of March 31, 2021, KRG’s net-debt-to-Adjusted EBITDA, proforma for the ground lease sales, was 6.6x.

Virtual Market Tour Series
•In order to showcase the Company’s high-quality, open-air retail real estate, KRG introduced a Virtual Market Tour Series in early September.
•To view the Company’s Virtual Market Tours visit our Market Highlights page at KRG Virtual Market Tours.

2021 Earnings Guidance
KRG is raising 2021 guidance for FFO, as adjusted, to $1.26 to $1.34 per share (previously $1.24 - $1.34).

•Estimated 2021 FFO, as adjusted, excludes the impact of 2020 bad debt or 2020 accounts receivable (“2020 Collection Impact”). In the future, should there be previous bad debt collected (recognized as revenue) or accounts receivable written off (recognized as expense) related to 2020 billings, KRG will disclose the impact, but exclude it from FFO, as adjusted.

Net Income to FFO, as adjusted, Reconciliation
	Low End	High End
Net Income	$(0.11)	$(0.03)
Depreciation	1.37	1.37
NAREIT FFO	$1.26	$1.34
2020 Collection Impact	0.00	0.00
FFO, as adjusted Guidance	$1.26	$1.34

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, April 30, 2021, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 4436448). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus(“COVID-19”), including possible resurgences and mutations, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, North Carolina and Nevada; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2021	December 31, 2020
Assets:
Investment properties at cost:	$3,137,530	$3,143,961
Less: accumulated depreciation	(778,676)	(755,100)
	2,358,854	2,388,861

Cash and cash equivalents	228,842	43,648
Tenant and other receivables, including accrued straight-line rent of $23,707 and $24,783, respectively	49,080	57,154
Restricted cash and escrow deposits	3,688	2,938
Deferred costs, net	58,955	63,171
Prepaid and other assets	42,859	39,975
Investments in unconsolidated subsidiaries	13,045	12,792
Total Assets	$2,755,323	$2,608,539
Liabilities and Shareholders' Equity:
Mortgage and other indebtedness, net	$1,315,248	$1,170,794
Accounts payable and accrued expenses	72,074	77,469
Deferred revenue and other liabilities	83,427	85,649
Total Liabilities	1,470,749	1,333,912
Commitments and contingencies
Limited Partners' interests in Operating Partnership and other	52,005	43,275
Equity:
Kite Realty Group Trust Shareholders' Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,486,182 and 84,187,999 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	845	842
Additional paid in capital	2,068,095	2,085,003
Accumulated other comprehensive loss	(24,348)	(30,885)
Accumulated deficit	(812,721)	(824,306)
Total Kite Realty Group Trust Shareholders' Equity	1,231,871	1,230,654
Noncontrolling Interest	698	698
Total Equity	1,232,569	1,231,352
Total Liabilities and Shareholders' Equity	$2,755,323	$2,608,539

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020
Revenue:
Rental income	$67,890	$65,527
Other property related revenue	1,051	4,281
Fee income	434	104
Total revenue	69,375	69,912
Expenses:
Property operating	10,269	10,801
Real estate taxes	9,400	8,934
General, administrative, and other	7,276	6,926
Depreciation and amortization	30,634	31,468
Total expenses	57,579	58,129
Gain on sale of properties, net	26,207	1,043
Operating income	38,003	12,826
Interest expense	(12,242)	(12,293)
Income tax benefit of taxable REIT subsidiary	118	104
Equity in loss of unconsolidated subsidiaries	(318)	(403)
Other expense, net	(206)	(104)
Net income	25,355	130
Net income attributable to noncontrolling interests	(778)	(204)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$24,577	$(74)

Net income (loss) per common share - basic and diluted	$0.29	$0.00

Weighted average common shares outstanding - basic	84,336,577	84,023,090
Weighted average common shares outstanding - diluted	84,446,989	84,023,090
Dividends per common share	$0.1500	$0.3175

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020
Funds From Operations
Consolidated net income	$25,355	$130
Less: net income attributable to noncontrolling interests in properties	(132)	(132)
Less: Gain on sales of properties	(26,207)	(1,043)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	30,971	31,788
FFO of the Operating Partnership[1]	29,987	30,743
Less: Limited Partners' interests in FFO	(870)	(769)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$29,117	$29,974
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.35	$0.36
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.34	$0.36

FFO of the Operating Partnership[1]	$29,987	$30,743
Less: 2020 Collection Impact	(209)	—
FFO, as adjusted, of the Operating Partnership	$29,778	$30,743
FFO, as adjusted, per share of the Operating Partnership - basic	$0.34	$0.36
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.34	$0.36

Weighted average common shares outstanding - basic	84,336,577	84,023,090
Weighted average common shares outstanding - diluted	84,446,989	84,175,520
Weighted average common shares and units outstanding - basic	86,862,153	86,200,410
Weighted average common shares and units outstanding - diluted	86,972,566	86,352,840

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$0.29	$0.00
Less: net income attributable to noncontrolling interests in properties	0.00	0.00
Less: Gain on sales of properties	(0.30)	(0.01)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.36	0.37
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.34	$0.36

Less: 2020 Collection Impact	0.00	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.34	$0.36

1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolio as this sale was part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels, from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2021 and 2020
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2021	2020	% Change
Number of properties for the period[1]	83	83

Leased percentage at period end	90.6%	95.0%
Economic Occupancy percentage[2]	88.8%	94.1%

Minimum rent	$49,871	$50,948
Tenant recoveries	14,999	15,757
Bad debt	(641)	(650)
Other income	171	240
	64,400	66,295

Property operating expenses	(8,705)	(9,125)
Real estate taxes	(8,818)	(8,916)
	(17,523)	(18,041)
Same Property NOI	$46,877	$48,254	(2.9)%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$46,877	$48,254
Net operating income - non-same activity[3]	2,395	1,819
Other income (expense), net	28	(299)
General, administrative and other	(7,276)	(6,926)
Depreciation and amortization expense	(30,634)	(31,468)
Interest expense	(12,242)	(12,293)
Gain on sales of properties	26,207	1,043
Net income attributable to noncontrolling interests	(778)	(204)
Net income (loss) attributable to common shareholders	$24,577	$(74)

1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Eastgate Crossing, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended March 31, 2021, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended March 31, 2021
(Unaudited)

($ in thousands)
Three Months Ended March 31, 2021
Consolidated net income	$25,355
Adjustments to net income:
Depreciation and amortization	30,634
Interest expense	12,242
Income tax benefit of taxable REIT subsidiary	(118)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	68,113
Adjustments to EBITDA:
Unconsolidated EBITDA	303
Gain on sales of properties	(26,207)
Other income and expense, net	524
Noncontrolling interest	(132)
Adjusted EBITDA	42,601

Annualized Adjusted EBITDA[1]	$170,404

Company Share of Net Debt:
Mortgage and other indebtedness	$1,315,248
Less: Partner share of consolidated joint venture debt [2]	(1,099)
Less: Cash, cash equivalents, and restricted cash	(233,811)
Plus: Company share of unconsolidated joint venture debt	22,413
Plus: Debt Premium	10,260
Company Share of Net Debt	$1,113,011
Net Debt to Adjusted EBITDA	6.5x
Net Debt to Pro-Forma Adjusted EBITDA [3]	6.6x

1	Represents Adjusted EBITDA for the three months ended March 31, 2021 (as shown in the table above) multiplied by four.
2	Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
3	Reflects as if ground lease portfolio was sold at the beginning of the 1st quarter.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.